AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 23, 2015

REGISTRATION STATEMENT NO. 333-176172

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Post-Effective Amendment to Amendment No. 1 to Form S-3 Registration Statement No. 333-176172

ON

FORM S-1

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MECKLERMEDIA CORPORATION

(Exact name of issuer as specified in its charter)

Delaware	7389	06-1542480
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No. )

50 Washington Street, Suite 912

Norwalk, Connecticut 06854

(Address of Principal Executive Offices) (Zip Code)

Alan M. Meckler

Chairman and Chief Executive Officer

Mecklermedia Corporation

50 Washington Street, Suite 912

Norwalk, Connecticut 06854

(Name and address of agent for service)

(203) 662-2800

(Telephone number, including area code, of agent for service)

Copies to:

David L. Wilke

David P. Creekman

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_] (Do not check if smaller reporting company)	Smaller reporting company [X]

EXPLANATORY NOTE:   DEREGISTRATION OF SECURITIES

This Post-Effective Amendment on Form S-1 relates to the following Registration Statement on Form S-3 (the “Registration Statement”) of Mecklermedia Corporation (the “Company”).

(1)	Registration Statement on Form S-3 (Registration No. 333-176172), which was initially filed with the SEC on August 9, 2011, and amended on August 17, 2011, pursuant to which the Company registered an aggregate of 7,882,255 shares of its common stock, par value $0.01 per share, for sale, from time to time, by the Company and the Selling Stockholders named in the Prospectus.

Because the Company is no longer offering securities under this Registration Statement, it is filing this Post-Effective Amendment on Form S-1 to terminate the Registration Statement and to deregister, as of the date hereof, all of the securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 23rd day of March 2015.

MECKLERMEDIA CORPORATION

By: /s/ Alan M. Meckler
Alan M. Meckler,
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-1 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Alan M. Meckler Alan M. Meckler	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Chief Accounting Officer)	March 23, 2015
/s/ Wayne A. Martino Wayne A. Martino	Director	March 23, 2015
/s/ John R. Patrick John R. Patrick	Director	March 23, 2015